As filed with the Securities and Exchange Commission on April 25, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Wheeler Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its governing instruments)

Riversedge North, 2529 Virginia Beach Blvd., Suite 200 Virginia Beach, Virginia 23452

(757) 627-9088

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(800) 624-0909

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Bradley A. Haneberg, Esq. Kaufman & Canoles, P.C. Two James Center 1021 East Cary Street, Suite 1400 Richmond, Virginia 23219 (804) 771-5700 – telephone (804) 771-5777 – facsimile	Theodore Grannatt, Esq. Jonathan Guest, Esq. McCarter & English, LLP 265 Franklin Street Boston, Massachusetts, 02110 (617) 449-6599 – telephone (617) 607-6026 – facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☒    333-194831

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Aggregate Offering Price(1)	Amount of Registration Fee
Units, each Unit consisting of five shares of Series B Preferred Stock, without par value per share, and six Warrants each to purchase one share of Common Stock, par value $0.01 per share(2)	$3,450,000	$444.36
Series B Preferred Stock included as part of the Units(3)	—	—
Warrants included as part of the Units(4)	—	— (5)
Common Stock Issuable Upon Conversion of the Series B Preferred Stock(7)	—	—
Common Stock Issuable upon exercise of the Warrants(6) (8)	$738,576	$95.12
Total	$4,185,264	$540

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	Includes 18,000 shares of Series B Preferred Stock and Warrants to purchase 21,600 shares of common stock to be purchased by the underwriters to cover over-allotments, if any.
(3)	We are registering 138,000 shares of Series B Preferred Stock hereunder, including 18,000 shares of Series B Preferred Stock to cover over-allotments, if any.
(4)	We are registering hereunder Warrants to purchase 165,600 shares of common stock hereunder, including Warrants to purchase 21,600 shares of common stock to cover over-allotments, if any.
(5)	No separate registration fee required pursuant to Rule 457(g) of the Securities Act.
(6)	Estimated solely for purposes of the registration fee in accordance with Rule 457(c), Rule 457(i) and Rule 457(g)(3) of the Securities Act based on the basis of the average high and low prices of the Registrant’s common stock on the Nasdaq Capital Market on April 24, 2014.
(7)	No separate registration fee required pursuant to Rule 457 (i) of the Securities Act.
(8)	Pursuant to Rule 416 of the Securities Act, such number of shares of common stock registered hereby also shall include an indeterminate number of shares of common stock that may be issued in connection with stock splits, stock dividends, recapitalizations or similar events or adjustments in the number of shares issuable as provided in the Warrants and the rights, preferences and limitations of the Series B Preferred Stock.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction G of Form S-11, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of counsel and the independent registered public accountants’ consents. Pursuant to Rule 462(b), the contents of our registration statement on Form S-11, as amended (File No. 333-194831), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on April 24, 2014 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional 138,000 shares of our Series B Preferred Stock and Warrants to purchase 165,600 shares of our common stock for sale in the offering related to the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia, on this 25th day of April, 2014.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/S/ JON S. WHEELER
Jon S. Wheeler Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JON S. WHEELER* Jon. S. Wheeler	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 25, 2014

/S/ STEVEN M. BELOTE* Steven M. Belote	Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2014

* Christopher J. Ettel	Director	April 25, 2014

* David Kelly	Director	April 25, 2014

* William W. King	Director	April 25, 2014

* Sanjay Madhu	Director	April 25, 2014

* Carl B. McGowan, Jr.	Director	April 25, 2014

* Ann L. McKinney	Director	April 25, 2014

* Jeffrey Zwerdling	Director	April 25, 2014

*	/s/ Jon S. Wheeler
Jon S. Wheeler
Attorney-in-Fact
April 25, 2014

EXHIBIT INDEX

Exhibit

5.1	Opinion of Kaufman & Canoles, P.C.

8.1	Opinion of Kaufman & Canoles, P.C. with respect to tax matters

23.1	Consent of Cherry Bekaert LLP related to Brook Run Shopping Center, Northeast Shopping Center and Port Crossing Shopping Center

23.2	Consent of Cherry Bekaert LLP related to Clover Plaza, South Square, Waterway Plaza, Wetland Square and St. George Plaza

23.3	Consent of Cherry Bekaert LLP related to the Annual Report on Form 10-K of Wheeler Real Estate Investment Trust, Inc. for the fiscal year ended December 31, 2013

23.4	Consent of Kaufman & Canoles, P.C. (included in Exhibit 5.1)

23.5	Consent of Kaufman & Canoles, P.C. (included in Exhibit 8.1)